Exhibit 10.18

SETTLEMENT DEED

THIS DEED is made on 16 May 2014

BETWEEN:

1.                                      Hyperdynamics Corporation, of 2012 Wickchester Lane, Suite 475, Houston TX 77079, USA (“Hyperdynamics”);

2.                                      SCS Corporation Ltd., of 12012 Wickchester Lane, Suite 475, Houston TX 77079, USA (“SCS”);

3.                                      AGR Well Management Ltd, of Union Plaza, 1 Union Wynd, Aberdeen AB10 1SL, UK (“AGR”);

4.                                      Jasper Drilling Private Ltd, of 1 Harbourfront Avenue, #14-08 Keppel Bay Tower, Singapore 098632 (“Jasper”),

Each a “Party” and together the “Parties”.

WHEREAS:

(A)                               Hyperdynamics is the sole shareholder of SCS.

(B)                               On 24 November 2010 SCS and AGR entered into a contract for the provision of well construction project management services (the “SCS/AGR Contract”);

(C)                               On or around 25 May 2011 AGR and Jasper entered into contract No. AGR/C046/11 for the provision of mobile drilling rig services to drill one well offshore the Republic of Guinea, plus an option well (the “AGR/Jasper Contract”);

(D)                               Pursuant to the SCS/AGR Contract and the AGR/Jasper Contract, during 2011 and 2012 the Sabu #1 well was drilled offshore the Republic of Guinea (the “Project”);

(E)                                Disputes have arisen between SCS, AGR and Jasper in respect of the Project, including disputes between SCS and AGR under the SCS/AGR Contract and between AGR and Jasper under the AGR/Jasper Contract (the “Disputes”);

(F)                                 In consequence there are legal proceedings between SCS and AGR in the High Court of Justice, Queens Bench Division, Technology and Construction Court, Claim No. HT-12-194 (the “SCS/AGR Action”) and between Jasper and AGR in the High Court of Justice, Queens Bench Division, Technology and Construction Court, Claim No. HT-13-100 (the “Jasper/AGR Action” and, together with the SCS/AGR Action, the “Court Proceedings”).

IT IS AGREED:

1.                                      RELEASE

1.1                               This Deed is in full and final settlement of, and each of the Parties, , on its own part and for and on behalf of each of its Associated Persons (as defined in clause 1.3), hereby unconditionally and irrevocably releases, waives and forever discharges, all and any actual and potential actions, claims and counterclaims, rights, demands and set-offs, sums of money, interest, costs, accounts whether in this jurisdiction or any other, whether under English law or any other law, whether or not presently known to the Parties, their respective Associated Persons or to the law, whether or not forming part of the Court Proceedings, and whether in law or equity, that they or any of them may have against any other Party and/or any Associated Persons of such Party arising out of or connected in any way with:

1.1.1                               the Court Proceedings;

1.1.2                               the Disputes;

1.1.3                               the Project; or

1.1.4                               any other matter arising out of or connected with the underlying facts of the Project and/or the Disputes and/or the Court Proceedings and/or the relationship between Hyperdynamics, SCS, AGR and/or Jasper (including their Associated Persons)

(collectively the “Released Claims”).

1.2                               The release provided for in clause 1.1 includes the release of all claims, including future claims, of (or based upon allegations of) fraud, dishonesty or deceit.

1.3                               The release provided for in clause 1.1 above shall apply to other parties and be given on behalf of and apply to all heirs, executors, administrators, successors and assigns, affiliates, subsidiaries, parent and holding companies, investment vehicles, investment funds, partners, predecessors, successors, shareholders, employees, owners, directors and officers, attorneys, representatives and agents of or connected to the Parties (“Associated Persons”), the intention of the Parties being to provide the widest release possible in both fact and law subject to the terms of this Deed.

2.                                      AGREEMENT NOT TO SUE

Each of the Parties agrees that it will not (and will use its best endeavours to procure that its Associated Persons do not) commence or continue against any other Party (or its Associated Persons) any proceedings concerning any matter raised in connection with the Released Claims, whether in this jurisdiction or elsewhere (save in respect of breaches of this Deed).

3.                                      INDEMNITIES

3.1                               Each Party hereby indemnifies, and will keep indemnified, any other Party and/or such other Party’s Associated Persons against all damages and costs (including the entire legal costs) incurred in all future actions, claims and/or proceedings in respect of any of the Released Claims which it or its Associated Persons brings against any other Party and/or such other Party’s Associated Persons..

3.2                               AGR will indemnify, and keep indemnified, SCS against all damages and costs (including the entire legal costs) incurred in any future actions, claims and/or proceedings brought against SCS by any subcontractors and suppliers retained or contracted by AGR in connection with the Project (“Project Subcontractors”) (except Jasper) arising out of or in connection with the Project.

3.3                               AGR will indemnify, and keep indemnified, Jasper against all damages and costs (including the entire legal costs) incurred in any future actions, claims and/or proceedings brought against Jasper by any Project Subcontractors arising out of or in connection with the Project.

3.4                               SCS will indemnify, and keep indemnified, AGR and Jasper against all damages and costs (including the entire legal costs) incurred in any future actions, claims and/or proceedings brought against AGR and/or Jasper by any

Project Subcontractors in consequence of any action, claim and/or proceedings brought by SCS against any Project Subcontractor arising out of or in connection with the Project.

3.5                               Jasper will indemnify, and keep indemnified, AGR and SCS against all damages and costs (including the entire legal costs) incurred in any future actions, claims and/or proceedings brought against AGR and/or SCS by any Project Subcontractors in consequence of any action, claim and/or proceedings brought by Jasper against any Project Subcontractor arising out of or in connection with the Project.

4.                                      SETTLEMENT PAYMENT

4.1                               The Parties acknowledge that pursuant to an escrow agreement between SCS, AGR and J.P. Morgan Chase Bank, N.A., London branch (the “Escrow Agent”) dated 27 June 2011 (the “Escrow Agreement”), the Escrow Agent currently holds the sum of US$19,197,888.99 inclusive of interest..

4.2                               Forthwith upon execution of this Deed and in any event within two business days, AGR and SCS shall give instructions to the Escrow Agent in accordance with the escrow release conditions of the Escrow Agreement to make the following payments:

4.2.1                               US$1,498,944.50 shall be paid to Jasper (via AGR) by way of transfer to the following account:

4.2.2                               US$17,698,944.49 shall be paid to SCS by way of transfer to the following account:

4.2.3                                 thereafter, any residue held by the Escrow Agent shall be paid to SCS.

4.2.4                                 Any outstanding fees and charges relating to the Escrow Agreement shall be borne equally by SCS and AGR.

4.3                               The Parties shall further take all necessary steps to procure that the sums currently held by the Escrow Agent are paid to SCS and to Jasper (via AGR) in the amounts stated at Clause 3 above without unnecessary delay.

4.4                              Save as set out above, AGR and SCS hereby grant to the other a mutual release to any claims to amounts held by the Escrow Agent.

5.                                      END OF WELL REPORT

Forthwith upon execution of this Deed and in any event within two business days, AGR shall provide to SCS a complete and finalised copy of the end of well report in respect of the Project as contemplated by paragraph 5 of Section III and paragraph 23 of Section IV of the SCS/AGR Contract.

6.                                      TERMINATION OF LITIGATION

6.1                               Forthwith upon execution of this Deed and in any event within two business days, SCS and AGR shall cause their respective solicitors of record to sign a consent order in the form contained at Appendix 1 hereto and to file the same with the Technology and Construction Court. Once such consent order is sealed, SCS shall cause its solicitors of record forthwith to serve a copy on AGR’s solicitors and Jasper’s solicitors. SCS and AGR shall further take all necessary steps to procure a stay of the SCS/AGR Action without undue delay and with no further order as to costs.

6.2                               Forthwith upon execution of this Deed, Jasper and AGR shall cause their respective solicitors of record to sign a consent order in the form contained at Appendix 2 hereto and to file the same with the Technology and Construction Court. Once such consent order is sealed, Jasper shall cause its solicitors of record forthwith to serve a copy on AGR’s solicitors and SCS’s solicitors. Jasper and AGR shall further take all necessary steps to procure a stay of the Jasper/AGR Action without undue delay and with no further order as to costs.

6.3                               Each of the Parties to this Deed shall use their best endeavours to procure the dismissal of civil proceedings relating to the Disputes and the Project other than those set out above, if any, without undue delay, and with no further order as to costs.

6.4                               Each of the Parties will bear its own costs of and in connection with this Settlement Agreement and/or the Court Proceedings and/or the Disputes and/or the Project.  This clause 6.4 supersedes and overrides any and all prior court orders and/or prior agreements between the Parties concerning costs.but for the avoidance of doubt nothing in this clause requires the re-payment of monies already paid either on account of or in entire settlement of costs already ordered.

7.                                      DISCLOSURE

7.1                               The Parties have agreed that the economic terms of this Deed (being those matters contained in clause 4.2 above) may be disclosed after this Deed has been fully executed by all Parties. For the avoidance of doubt, the Parties also agree that disclosure of this Deed and/or its terms may be made:

7.1.1                               to the Parties’ respective auditors, insurers or lawyers on terms which preserve confidentiality;

7.1.2                               to the extent (if any) as any Party is advised to do so by counsel in order to comply with the rules of any applicable stock exchange;

7.1.3                               pursuant to an order of a court of competent jurisdiction, or pursuant to any proper order or demand made by any competent authority or body where the Party is under a legal or regulatory obligation to make such a disclosure;

7.1.4                               to the extent advised by Counsel in any proceedings; or

7.1.5                               to the extent (if any) as necessary to implement and enforce any of the terms of this Deed.

7.2                               For the avoidance of doubt, subject to clause 6 above, the terms of this deed, and the substance of all negotiations in connection with it, are confidential to the Parties and their advisers, who shall not disclose them to, or otherwise communicate them to, any third party.

8.                                      NOTICES

8.1                               Any notice or other information in connection with this Deed or the settlement contemplated in this Deed shall be sent by email and in hard copy by internationally recognised courier service (such as DHL or FedEx) to:

8.1.1                               in the case of Hyperdynamics:

12012 Wickchester Lane

Suite 475

Houston TX 77079

USA

8.1.2                               in the case of SCS:

12012 Wickchester Lane

Suite 475

Houston TX 77079

USA

8.1.3                               in the case of AGR:

Union Plaza

1 Union Wynd

Aberdeen AB10 1SL

UK

8.1.4                               in the case of Jasper:

1 Harbourfront Avenue

14-08 Keppel Bay Tower

Singapore 098632

9.                                      GENERAL

9.1                               This Deed is not, and shall not be represented or construed by the Parties, as an admission of liability or wrongdoing of any of the Parties.

9.2                              The Parties warrant and represent that they have not sold, transferred, assigned or otherwise disposed of their interests in any matter connected to the Released Claims.

9.3                               This Deed shall be binding on the Parties, their successors and assigns and the names of the Parties herein shall be deemed to include the names of any such successor or assign.

9.4                               The Parties confirm that this Deed sets out the entire agreement and understanding between them in relation to its subject matter.  Each of the Parties acknowledges that, in entering into this Deed, it has not relied on any oral or written representation, warranty, or other assurance (except as provided for or referred to in this Deed) and waives all rights and remedies which might otherwise be available to it in respect thereof, provided always, that nothing in this clause limits or excludes any liability for fraudulent misrepresentation.

9.5                               Each of the Parties warrants that this Deed constitutes its legal valid and binding obligation and that it has full power and authority to enter into and perform, and has taken all necessary action to authorise its entry into and performance of this Deed.

9.6                               No delay or omission on the part of any of the Parties in exercising any right, power or remedy provided by the law of any jurisdiction or under this Deed shall:

9.6.1                               impair such right, power or remedy; or

9.6.2                               operate as a waiver thereof.

9.7                               This Deed may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any Parties may enter into this Deed by executing a counterpart. For the purposes of completion, faxed or emailed signatures by the Parties shall be binding.

9.8                               Any variation of this Deed shall be in writing and signed by or on behalf of each of the Parties.

9.9                               This Deed and any non-contractual obligations arising out of or in relation to it shall be governed by and shall be construed in accordance with English law.  The Parties submit to the exclusive jurisdiction of the English courts for the purpose of any action arising out of or in relation to this Deed.

9.10                        Subject to clauses 1.3 and 3 above, the Parties do not intend by virtue of this Deed to confer any rights on any third party pursuant to the provisions of the Contracts (Rights of Third Parties) Act 1999.

9.11                        The Parties acknowledge that, damages not being an adequate remedy for any breach of any obligation under the terms of this Deed, injunctive relief shall be available to any Party which is or may be affected by any such breach or contemplated breach.

9.12                        If any term or provision of this Deed shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law or otherwise, such term or provision or part shall to that extent be deemed not to form part of this Deed but the enforceability of the remainder of this Deed shall not be affected. For the avoidance of doubt, the Appendices to this Deed are integral to this Deed

Executed as a Deed by

HYPERDYNAMICS CORPORATION

Acting by

Executed as a Deed by

SCS CORPORATION

Acting by

Executed as a Deed by

AGR WELL MANAGEMENT LTD

Acting by

Executed as a Deed by

JASPER DRILLING PRIVATE LTD

Acting by

Appendix 1 – TOMLIN ORDER

IN THE HIGH COURT OF JUSTICE	HT-12-194

QUEEN’S BENCH DIVISION

TECHNOLOGY AND CONSTRUCTION COURT

B E T W E E N :

SCS CORPORATION

Claimant

- and -

AGR WELL MANAGEMENT LIMITED

Defendant

CONSENT ORDER

UPON the parties having reached agreement in the terms set out in the confidential schedule to this order, which schedule shall not form part of this order (“the Deed”),

BY CONSENT IT IS ORDERED that:

1.                                      Except for the purpose of carrying the Deed into effect (for which purpose there is liberty to apply), these proceedings be stayed.

2.                                      There be no order as to costs.

DATED:     May 2014

We hereby consent to an Order in the above terms:

Mischcon de Reya
Solicitors for the Claimant

We hereby consent to an Order in the above terms:

McClure Naismith
Solicitors for the Defendant

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